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                                                                    Exhibit 23.3


                 CONSENT OF SNOWDEN MINING INDUSTRY CONSULTANTS


    The undersigned, Snowden Mining Industry Consultants, hereby states as follows:

    Our firm assisted with technical studies, completed in 2002
(collectively, the "2002 Technical Studies"), concerning mineralized material contained in the Maverick Springs, Mountain View and Paredones Amarillos properties, for Vista Gold Corp. (the "Company"), portions of which are summarized under the captions "Item 2. Properties -- Maverick Springs -- Geology"; "Item 2. Properties -- Mountain View -- Geology"; and "Item 2. Properties -- Paredones Amarillos -- Geology" in this Annual Report on Form 10-K for the year ended December 31, 2003 (the "Form 10-K").

    We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-91254, 333-102384 and 333-104443) and in the
related Prospectuses, and in the Registration Statement on Form S-8 (No. 333-105621) of the Company of the summary information concerning the 2002 Technical Studies, including the references to our firm included with such information, as set forth above in the Form 10-K.


                                  Snowden Mining Industry Consultants


                                  By: /s/ R. Goodwin
                                      --------------------------------------
                                      Name:  Richard Goodwin
                                      Title: General Manager

Date: March 23, 2004